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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of rSTAR Corporation (formerly known as ZapMe! Corporation), of our report dated January 28, 2000, except for Note 2, as to which the date is March 27, 2001, with respect to the consolidated financial statements of rSTAR Corporation (formerly known as ZapMe! Corporation) for the year ended December 31, 1999 included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California
October 5, 2001

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS